    ** CERTAIN CONFIDENTIAL MATERIAL CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO 17 C.F.R SUBSECTIONS 200.80(B)(4), 200.83, 230.46 AND
240.24B-2 **

  [*]INDICATES TEXT WHICH HAS BEEN REDACTED

                                  LICENSE AGREEMENT
                                       LIC-1029



    THIS LICENSE AGREEMENT dated as of May 1, 1996 (this "Agreement"), is entered into between GENERAL INSTRUMENT CORPORATION OF DELAWARE, a Delaware corporation ("GI"), having a place of business located at 6262 Lusk Boulevard, San Diego, California 92121, and YVES FAROUDJA, FAROUDJA RESEARCH ENTERPRISES, a California corporation, FAROUDJA LABORATORIES, INC., a California corporation (all collectively, "Faroudja"), having a place of business located at 750 Palomar Road, Sunnyvale, California 94086.

                                 W I T N E S S E T H:

    WHEREAS, GI owns or has rights in certain technology relating to data compression and decompression processes.

    WHEREAS, Faroudja owns or has rights in certain technology relating to video line multiplication processes.

    WHEREAS, each party desires to obtain a license under the other party's rights in such technology.

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:

                                      ARTICLE 1.

                                     DEFINITIONS

    For purposes of this Agreement, the terms defined in this Article 1 shall have the respective meanings set forth below:

    1.1 "AFFILIATE" shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if it owns, or directly or indirectly controls, at least fifty percent (50%) of the voting stock or other ownership interest of the other Person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever.

    1.2 "FAROUDJA FIELD" shall mean processes, algorithms and electronic circuitry used for video line multiplication, including scanning line doubling, tripling and quadrupling, as well as increasing video lines by non-integral factors, only to the extent such processes, algorithms and electronic circuitry are not within the portions of the GI field defined in Section 1.5(a) and 1.5(b) hereof.

    1.3  "FAROUDJA PATENT RIGHTS" shall mean (a) U.S. Patent No. 5,428,398,
U.S. Patent No. 5,347,314 U.S. Patent No. 5,305,120, U.S. Patent No. 5,159,451,
U.S. Patent No. 4,876,596, U.S. Patent No. 4,967,271, U.S. Patent No. 4,982,280,
U.S. Patent No. 4,989,090, U.S. Patent No. 5,291,280, and PCT/U.S. 93/05475
together with any and all foreign counterparts related thereto patents that have issued or in the future issue therefrom, including utility, model and design patents and certificates of invention, and (b) all divisionals, continuations, continuation-in-part, reissues, renewals, extensions or additions to any such patents and patent applications; all to the extent and only to the extent that Faroudja has the right to grant licenses, immunities or other rights thereunder as of the date of this Agreement.

    1.4 "FIELDS" shall collectively mean the Fudge Field and the GI Field and "Field" shall mean either the Faroudja Field or the GI Field, as the case may be.

    1.5 "GI FIELD" shall mean processes, algorithms and electronic circuitry used for (a) data (including video, audio and combinations thereof) compression and decompression, (b) conversion of film to video and video to film, only to the extent that such conversion of film to video and video to film does not make use of video line multiplication, including scanning line doubling, tripling and quadrupling as well as increasing video lines by a non-integral factor, or
(c) scan conversion for the modification of source material presented to a compression system.

    1.6 "GI PATENT RIGHTS" shall mean (a) U.S. Patent No. 4,881,125 and 4,998,287, together with any and all foreign counterparts related thereto, including utility, model and design patents and certificates of invention and
(b) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patents and patent applications; all to the extent and only to the extent that GI has the right to grant licenses, immunities or other rights thereunder as of the date of this Agreement.

    1.7 "LICENSED PATENT RIGHTS" shall mean, collectively, GI Patent Rights and Faroudja Patent Rights.

    1.8 "PERSON" shall mean an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

    1.9  "TERRITORY" shall mean the entire world.

    1.10 "THIRD PARTY" shall mean any Person other than GI, Faroudja and their respective Affiliates.

    1.11 "VALID PATENT CLAIM" shall mean either (a) a claim of an issued and unexpired patent included within the Licensed Patent Rights or Improvements, which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise or (b) a claim of a pending patent application included within the Licensed Patent Rights or Improvements, which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of such application.

    1.12 "OTHER FIELDS" shall mean processes,algorithms and electronic circuitry which are not within either the GI Field or the Faroudja Field.

                                      ARTICLE 2.

                            REPRESENTATIONS AND WARRANTIES

    Each party hereby represents and warrants to the other party as follows:

    2.1 CORPORATE EXISTENCE AND POWER. Such party (a) is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated; (b) has the corporate power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted and (c) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of it and would not materially adversely affect its ability to perform its obligations under this Agreement.

    2.2 AUTHORIZATION AND ENFORCEMENT OF OBLIGATIONS. Such party (a) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

    2.3 NO CONSENTS. All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by such party in connection with this Agreement have been obtained.

    2.4 NO CONFLICT. The execution and delivery of this Agreement and the performance of such party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations, and (b) do not conflict with, or constitute a default under, any contractual obligation of it.

    2.5  DISCLAIMER OF WARRANTIES.  NOTHING IN THIS AGREEMENT SHALL BE
CONSTRUED AS A REPRESENTATION MADE, OR WARRANTY GIVEN, BY EITHER PARTY THAT ANY PATENT WITHIN THE LICENSED PATENT RIGHTS IS VALID, THAT THE USE OF ANY LICENSE GRANTED HEREUNDER OR THAT THE USE OF ANY OF THE LICENSED PATENT RIGHTS WILL NOT INFRINGE THE PATENT OR PROPRIETARY RIGHTS OF ANY OTHER PERSON, OR THAT THE RIGHTS AND LICENSES GRANTED BY ONE PARTY TO THE OTHER PARTY HEREUNDER COMPRISE ALL THE RIGHTS AND LICENSES NECESSARY OR DESIRABLE TO MAKE, USE OR SELL PRODUCTS. FURTHERMORE, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED PATENT RIGHTS, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR BY ONE PARTY TO THE OTHER FITNESS FOR A PARTICULAR PURPOSE.

                                      ARTICLE 3.

                                    LICENSE GRANTS

    3.1 LICENSE GRANT TO GENERAL INSTRUMENT. Faroudja hereby grants to GI an exclusive, worldwide, royalty-free license (including the right to grant sublicenses) under the Faroudja Patent Rights, solely to the extent such rights apply to parts (a) and (b) of the GI Field (Section 1.5(a) and 1.5(b) above), and a nonexclusive, worldwide, royalty-free license (including the right to grant sublicenses) under the Faroudja Patents Rights, solely to the extent such rights apply to part (c) of the GI Field (Section 1.5(c) above), to make, have made, use and sell products; PROVIDED, HOWEVER, that Faroudja retains the right under the Faroudja Patent Rights, to the extent such rights apply to the GI Field, to make, have made, use and sell products.

    3.2 LICENSE GRANT TO FAROUDJA. GI hereby grants to Faroudja an exclusive, worldwide, royalty-free license (including the right to grant sublicenses) under the GI Patent Rights, solely to the extent such rights apply to the Faroudja Field, to make, have made, use and sell products; PROVIDED, HOWEVER, that GI retains the right under the GI Patent Rights, to the extent such rights apply to the Faroudja Field, to make, have made, use and sell products.

    3.3 SUBLICENSES. Each party, upon request, shall deliver to the other party a list of all entities to which it has granted a sublicense under this Agreement. Each permitted sublicense shall be subject to the terms and conditions of this Agreement.

    3.4 PRODUCT IN OTHER PARTY'S FIELD. If either party determines that it would like to develop a product in the other party's Field, it may give notice of such desire to the other party. Upon such notice, the parties shall negotiate in good faith a license under such other party's Licensed Patent Rights to make, use and sell such product under reasonable terms and conditions; PROVIDED, HOWEVER, such product must be a complete, ready-to-use product and shall not be a mere component or subassembly, such as a printed circuit card which is sold on an OEM basis for integration into a third party's complete, ready-to-use product.

    3.5 OVERLAPPING FIELDS. In the event that technological evolution in the GI Field and the Faroudja Field results in an overlapping of the two Fields, one party may give notice of this evaluation to the other party. Upon such notice, the parties shall negotiate in good faith granting license to each other and modality of jointly granting licenses to third parties under the Licensed Patents Rights to make, use and sell single product circuitry that spans both Fields of use. GI and Faroudja shall share equally in the proceeds of any such joint licenses granted to the third parties.

    3.6 OTHER FIELDS. If either party determines that it would like to develop products in Other Fields, it may give notice of such desire to the other party. Upon such notice, the parties shall negotiate in good faith a royalty-free cross license to the other party's Licensed Patent Rights to make, use and sell such products under reasonable terms and conditions.

    3.7 NO OTHER RIGHTS. Except as expressly set forth above, this Agreement shall not be construed as granting any rights or interests in or to the Licensed Patent Rights, any Improvements, or any other GI, Faroudja or third party proprietary rights. An obligation to negotiate in good faith is not an obligation to enter into an agreement concerning the subject matter of negotiations.

                                      ARTICLE 4.

                                    PATENT MARKING

    Each party shall mark each of its products in the form, manner and location agreed between the parties, with the applicable patent numbers of the patents under which a license is granted to such party under this Agreement.

                                      ARTICLE 5.

                                   CONFIDENTIALITY

    5.1 CONFIDENTIAL INFORMATION. During the term of this Agreement, and for a period of five (5) years following the expiration or earlier termination hereof, each party shall maintain in confidence all information of the other party (including samples) disclosed by the other party and identified as, or acknowledged to be, confidential (the "Confidential Information"), and shall not use, disclose or grant the use of the Confidential Information except on a need-to-know basis to those directors, officers, affiliates, employees, permitted licensees, permitted assignees and agents, consultants, clinical investigators or contractors, to the extent such disclosure is reasonably necessary in connection with such party's activities as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, prior to disclosure, each party hereto shall obtain agreement of any such Person to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by this Agreement. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party's Confidential Information.

    5.2  PERMITTED DISCLOSURES.  The confidentiality obligations contained in
Section 9.1 above shall not apply to the extent that (a) any receiving party (the "Recipient") is required (i) to disclose information by law, order or regulation of a governmental agency or a court of competent jurisdiction, or
(ii) to disclose information to any governmental agency for purposes of obtaining approval to test or market a product, provided in either case that the Recipient shall provide written notice thereof to the other party and sufficient opportunity to object to any such disclosure or to request confidential treatment thereof; or (b) the Recipient can demonstrate that (i) the disclosed information was public knowledge at the time of such disclosure to the Recipient, or thereafter became public knowledge, other than as a result of actions of the Recipient in violation hereof; (ii) the disclosed information was rightfully known by the Recipient (as shown by its written records) prior to the date of disclosure to the Recipient by the other party hereunder; or (iii) the disclosed information was disclosed to the Recipient on an unrestricted basis from a source unrelated to any party to this Agreement and not under a duty of confidentiality to the other party; or (iv) the disclosed information was independently developed by the Recipient without use of the Confidential Information disclosed by the other party. Notwithstanding any other provision of this Agreement, Recipient may disclose Confidential Information of the other party relating to information developed pursuant to this Agreement to any Person with whom Recipient has, or is proposing to enter into, a business relationship, as long as such Person has entered into a confidentiality agreement with Recipient.

    5.3 TERMS OF THIS AGREEMENT. Except as otherwise provided in Section 9.2 above, GI and Faroudja shall not disclose any terms or conditions of this Agreement to any Third Party, without the prior consent of the other party. Notwithstanding the foregoing, prior to execution of this Agreement, Faroudja and GI shall agree upon the substance of information that can be used to describe the terms of this transaction, and Faroudja and GI may disclose such information, as modified by mutual agreement from time to time, without the other party's consent.

                                      ARTICLE 6.

                                       PATENTS

    6.1 NOTIFICATION OF INFRINGEMENT. Each party promptly shall provide notice to the other party in writing, upon learning of an infringement of
(a) the other party's Patent Rights in the notifying party's Field or (b) the Licensed Patent Rights in the other party's

Field. The notifying party shall supply the other party with all evidence possessed by the notifying party pertaining to and establishing such infringement.

    6.2 ENFORCEMENT OF PATENTS RIGHTS. Each party shall use good faith efforts to enforce the Licensed Patent Rights against infringers in accordance with the provisions of this Article 6.

    The party whose Patent Rights allegedly are being infringed (the "Patent Holder"), if such alleged infringement is substantial and continuing, shall have [*] from the date of receipt of notice under Section 6.1 to cause the infringement to cease, or to file suit against at least one of the infringers, at its sole expense, following consultation with the other party; PROVIDED, HOWEVER, that, within thirty (30) days after receipt of notice from the Patent Holder of its intent to file such suit, the other party shall have the right to give notice of its intent to participate in an advisory role. The Patent Holder shall not be obligated to bring or maintain more than [*] such [*] at any time.

    If the Patent Rights of the Patent Holder allegedly are being [*] infringed in the other party's Field and the Patent Holder does not, within [*] of receipt of such notice, cause the substantial and continuing infringement to cease or file suit to enforce the Patent Holder's Patent Rights against at least one infringing party, the other party shall have the right, after giving notice to and subject to obtaining the written consent of the Patent Holder, which consent shall not be unreasonably withheld, to take action it deems appropriate in its own name or, if required by law, in the name of the Patent Holder, to enforce the such Patent Rights; PROVIDED, HOWEVER, that, within thirty (30) days after receipt of notice of the other party's intent to file such suit, the Patent Holder shall have the right to give notice of its intent to participate in an advisory role; PROVIDED, FURTHER, that should a defendant in any such action allege [*]. The other party shall pay the reasonable costs of the Patent Holder's counsel in connection with an infringement action commenced by such other party.

    The party controlling an action may [*] an action in a manner that [*], consent [*] in an action that [*], take a position or adopt a strategy which is [*], or otherwise [*] if such [*] the rights or interests of the [*] party without the [*] of the [*] party. Notwithstanding the foregoing, GI and Faroudja shall fully cooperate with each other in the planning and execution of any action to enforce the Licensed Patent Rights.

                                      ARTICLE 7.

                                     TERMINATION

    7.1 EXPIRATION. Subject to the provisions of Section 7.2 below, this Agreement shall expire on the expiration or termination of all Valid Patent Claims.

    7.2 TERMINATION FOR CAUSE. Except as otherwise provided in Article 10, either party may terminate this Agreement upon or after the breach of any material provision of this Agreement by the other party if the other party has not cured such breach within thirty (30) days after notice thereof by the non-breaching party.

    7.3 EFFECT OF EXPIRATION OR TERMINATION. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Articles 5, 6 and 8 shall survive the expiration or termination of this Agreement. The licenses granted pursuant to Article 3 shall survive termination of this Agreement solely with respect to the non-breaching party.

                                      ARTICLE 8.

                INDEMNIFICATION, INSURANCE AND LIMITATION OF LIABILITY

    8.1 INDEMNIFICATION. Each party shall indemnify and hold the other party and its Affiliates harmless from all claims, demands, liabilities, damages and expenses, including attorneys' fees and costs (all "Liabilities") arising out of any breach of this Agreement by such party, or the gross negligence or willful misconduct, of such party, its Affiliates or permitted sublicensees in connection with its activities contemplated by this Agreement; except in each case to the extent such Liabilities resulted from the negligence, recklessness or intentional acts or omissions of the other party.

    8.2 INSURANCE. Each party shall maintain liability insurance, including product liability insurance, with respect to the research, development, manufacture and sales of products by such party in at least such amount as
(a) such party customarily maintains with respect to the research, development, manufacture and sales of its other products and (b) is deemed reasonable by such party's board of directors. Each party shall maintain such insurance for so long as it continues to research, develop, manufacture or sell any products, and thereafter for so long as such party maintains insurance for itself covering research, development, manufacture or sales.

    8.3 LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR EXEMPLARY, INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION LOSS OF PROFIT, SAVINGS OR REVENUE, OR THE CLAIMS OF THIRD PARTIES, WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH

LOSS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT.

                                      ARTICLE 9.

                                   EXPORT CONTROLS

    This Agreement shall at all times be subject to any applicable United States laws and regulations affecting exports of products or technology related to Licensed Patent Rights. Each party shall perform its obligations hereunder in compliance with such laws and regulations and further agrees not to take any action contrary thereto. Specifically, each party shall not export (a) any technical information acquired from the other party under this Agreement or
(b) any products incorporating or utilizing Licensed Patent Rights, either directly or indirectly, to any country in contravention of United States law.

                                     ARTICLE 10.

                                    FORCE MAJEURE

    Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected party including but not limited to fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or other party.

                                     ARTICLE 11.

                                    MISCELLANEOUS

    11.1 NOTICES. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other party shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery, U.S. first class mail or courier), U.S. first class mail or courier, postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

              If to GI:      General Instrument Corporation of Delaware
                             GI Communications Division
                             6262 Lusk Boulevard
                             San Diego, California 92121
              Attention:     Vice President, Engineering
              with a copy to:     General Instrument Corporation of Delaware
                                  GI Communications Division
                                  6262 Lusk Boulevard
                                  San Diego, California 92121
                   Attention:     General Counsel

              If to Faroudja:     Faroudja Laboratories, Inc.
                                  750 Palomar Road
                                  Sunnyvale, California 94086
                   Attention:     Yves Faroudja

    11.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law principles thereof.

    11.3 ASSIGNMENT. Neither party shall assign its rights or obligations under this Agreement without the prior written consent of the other party; PROVIDED, HOWEVER, that either party may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation or change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment in violation of this Section 11.3 shall be void.

    11.4 WAIVERS AND AMENDMENTS. No change, modification, extension, termination or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the parties hereto.

    11.5 ENTIRE AGREEMENT. This Agreement embodies the entire understanding between the parties and supersedes any prior understanding and agreements between and among them respecting the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

    11.6 SEVERABILITY. Should one or more provisions of this Agreement be or become invalid, the parties shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the parties would have entered into this Agreement with such provisions. In case such provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it can be reasonably assumed that the parties would not have entered into this Agreement without the invalid provisions.

    11.7 ATTORNEY'S FEES AND OTHER COSTS. In the event either party brings any legal action or other proceeding arising from or related to this Agreement, the successful or prevailing party shall be entitled to recover its reasonable attorney's fees and other costs incurred in connection with that action or proceeding, in addition to any other relief to which it may be entitled.

    11.8 WAIVER. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach of failure by said other party whether of a similar nature or otherwise.

    11.9 GENERAL CONSTRUCTION. As used in this Agreement, the plural form and singular form each shall be deemed to include the other in all cases where such form would apply. "Includes" and "including" are not limiting, and "or" is not exclusive.

    11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

GENERAL INSTRUMENT CORPORATION              FAROUDJA RESEARCH ENTERPRISES
OF DELAWARE


By: /s/ Thomas A. Dumit                     By:  /s/ Yves Faroudja
   ---------------------------------------     --------------------------------

Name:   Thomas A. Dumit                     Name:   Yves Faroudja
     -------------------------------------       ------------------------------

Title:  Vice President and General Counsel  Title:    President
      ------------------------------------        -----------------------------



                                            YVES FAROUDJA

                                              /s/  Yves Faroudja
                                            -----------------------------------



                                            FAROUDJA LABORATORIES, INC.


                                            By:  /s/  Yves Faroudja
                                               --------------------------------

                                            Name:  Yves Faroudja
                                                 ------------------------------

                                            Title:  President
                                                  -----------------------------